Exhibit 99.1

Procore Announces CEO Succession Plan

Founder, President and CEO Tooey Courtemanche to Transition to Executive Chairman Upon Appointment of Successor

Board to Initiate Comprehensive Search Process

CARPINTERIA, Calif., MARCH 10, 2025 – Procore Technologies, Inc. (NYSE: PCOR) (“Procore” or the “Company”), the leading global provider of construction management software, today announced that Founder, President and CEO, Tooey Courtemanche, intends to transition to Executive Chairman upon the appointment of a successor. In this position, he will continue to be deeply involved in the business and lead the Board. Until that time, there will be no changes to Courtemanche’s current role as CEO.

The Board of Directors will initiate a comprehensive search process to find Courtemanche’s successor.

“I founded Procore to solve the construction industry’s greatest challenges, and will continue to carry out my life’s work in my role today and in my future role,” said Courtemanche. “I made this decision with the confidence that our business foundation is strong and now is the right time to begin the process of finding a new CEO who will build on our momentum and lead the Company through its next phase of growth. When the time comes for me to transition to Executive Chairman, my commitment to our customers and the Company’s success will remain as strong as ever.”

“Tooey established Procore as the software platform of choice for the construction industry, and we look forward to continuing to benefit from his exceptional vision and leadership–and his invaluable industry knowledge–in his current and future roles,” said Graham Smith, Lead Independent Director. “As we embark on the search for Procore’s next CEO, our priority is to identify a leader with a strong commitment to our mission of connecting everyone in construction on a global platform and proven operational experience at scale–a leader who can continue to enhance customer value and drive extraordinary growth.”

Procore reaffirms its first quarter fiscal 2025 and full-year fiscal 2025 guidance, as previously announced in its earnings release for the fourth quarter and full year 2024 financial results on February 13, 2025.

About Procore

Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore, including its CEO succession plans and outlook for the first quarter 2025 and the full fiscal year 2025, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, its ability to identify, attract and retain a new CEO and effectively manage a CEO transition, its expectations regarding its financial performance (including revenues, expenses, and margins, and its ability to achieve or maintain future profitability), its ability to effectively manage its growth, anticipated performance, trends, growth rates, and challenges in its business and in the markets in which it operates or anticipates entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical conditions), its progress with respect to its go-to-market transition and its ability to realize the expected benefits of the transition, its ability to attract new customers and retain and increase sales to existing customers, its ability to expand internationally, the effects of increased competition in its markets and its ability to compete effectively, its estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Media Contact

press@procore.com

Investor Contact

ir@procore.com